
COMMON STOCK                                                                                                    COMMON STOCK


THIS CERTIFICATE IS                           [LOGO]                                                SEE REVERSE FOR CERTAIN
TRANSFERABLE IN NEW YORK,                     BAY VIEW                                              DEFINITIONS
NY OR RIDGEFIELD PARK, NJ                     CAPITAL CORPORATION                                   CUSIP 07262L 10 1

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                   THIS CERTIFIES THAT








                                   IS THE OWNER OF

            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                                   PAR VALUE $.01 PER SHARE, OF

                                        Bay  View   Capital   Corporation   (the
                                   "Corporation"),  a Delaware corporation.  The
                                   shares  represented by this  certificate  are
                                   transferable only on the stock transfer books
                                   of the  Corporation  by the  holder of record
                                   hereof, or by his duly authorized attorney or
                                   legal representative, upon surrender of  this
                                   certificate    properly    endorsed.     This
                                   certificate is not valid until  countersigned
                                   and registered by the Corporation's  transfer
                                   agent and registrar.

               In Witness Whereof, the Corporation has caused this
            certificate to be executed by the facsimile signatures of
           its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:
                                                                                                       COUNTERSIGNED AND REGISTERED

/s/ Edward H. Sondker                                                                                  CHASEMELLON SHAREHOLDER
                                                                                                       SERVICES, L.L.C.
              PRESIDENT AND                                                                                       TRANSFER AGENT AND
    CHIEF EXECUTIVE OFFICER                                                                                                REGISTRAR

/s/ Robert J. Flax                                                                                     BY
        CORPORATE SECRETARY                                                                                     AUTHORIZED SIGNATURE

                          BAY VIEW CAPITAL CORPORATION

     The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Bay View Capital
Corporation (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

     Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of July 26, 1990 (as such may be amended from time to time, the "Rights Amendment"), between Bay View Capital Corporation (the "Company") and ChaseMellon Shareholder Services,
L.L.C., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request thereof.

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as  tenants  in  common         UNIF  GIFT MIN ACT                   Custodian
TEN ENT - as  tenants by the  entireties                     ------------------          --------------
JT TEN  - as joints tenants with right of                            (Cust)                   (Minor)
          survivorship and not as tenants                    Under Uniform Gifts to Minors
          in common                                          Act
                                                                 --------------------------------------
                                                                                 (State)

     Additional abbreviations may also be used though not in the above list.

For Value Received,                       hereby sell,  assign and transfer unto
                   -----------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
   --------------------------------------
   =                                    =
   --------------------------------------


--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                          Shares
--------------------------------------------------------------------------
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
------------------------------------------------------------------------
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:
      -----------------

                               -------------------------------------------------
                        NOTICE:THE SIGNATURE TO THIS  ASSIGNMENT MUST CORRESPOND
                               WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By      --------------------------------------------------------------       THE
SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.